Exhibit 10.2

2004 EQUITY INCENTIVE PLAN

RESTRICTED SHARE AGREEMENT

THIS AGREEMENT (the “Agreement”), dated as of                   , is made by and between Washington Group International, Inc., a Delaware corporation hereinafter referred to as “Corporation”, and                   , an employee of the Corporation or Subsidiary of the Corporation, hereinafter referred to  as “Employee.”

WHEREAS, the Corporation has in effect the Plan (as hereinafter defined), pursuant to which awards of restricted stock may be granted to employees of the Corporation or its Subsidiaries and certain other individuals; and

WHEREAS, the Corporation desires to grant to Employee a restricted stock award under the terms of the Plan, which are incorporated herein by reference and made a part hereof; and

WHEREAS, the execution of a Restricted Share Agreement has been duly authorized by resolution of the Compensation Committee of the Board of Directors;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I

DEFINITIONS

Wherever the following terms are used in this Agreement with initial capital letters, they shall have the meanings specified in the Plan unless the context clearly indicates otherwise.

Section 1.1 — Board

Section 1.2 — Change in Control

Section 1.3 — Code

Section 1.4 — Common Shares

Section 1.5 — Corporation

Section 1.6 — Date of Grant

Section 1.7 — Exchange Act

Section 1.8 — Restricted Shares

Section 1.9 — Securities Act

Section 1.10 — Subsidiary

Section 1.11 — Year of Service

Wherever the following terms are used in this Agreement with initial capital letters, they shall have the meanings specified below unless the context clearly indicates otherwise.  The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

Section 1.12 — Beneficiary

                “Beneficiary” means the person or persons properly designated by the Employee to exercise the Employee’s rights under the Plan and this Agreement in the event of the Employee’s death, or if the Employee has not designated such person or persons, or such person or persons shall all have pre-deceased the Employee, the executor, administrator or personal representative of the Employee’s estate.  Designation, revocation and redesignation of Beneficiaries must be made in writing in accordance with rules established by the Corporation and shall be effective upon delivery to the Corporation.

Section 1.13 — Employee

                “Employee” means the Employee named above to whom Restricted Shares are awarded under this Agreement and the Plan.

Section 1.14 — Plan

“Plan” means the Washington Group International, Inc. 2004 Equity Incentive Plan, as the same may be amended or restated from time to time.

Section 1.15 — Secretary

“Secretary” means the Secretary of the Corporation.

Section 1.16 — Termination of Employment

“Termination of Employment” means the time when the employer-employee relationship between the Corporation or a Subsidiary and the Employee is terminated for any reason, including (without limitation) a termination by resignation, discharge, death, permanent and total disability or retirement, but excluding (a) terminations where there is a simultaneous reemployment or continuing employment of the Employee by the Corporation or a Subsidiary and (b) in the discretion of the Board, terminations that result in a temporary severance of the employer-employee relationship that does not exceed one year.  The Board shall determine the effect of all matters and questions relating to Termination of Employment, including (without limitation) the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Termination of Employment.

ARTICLE II

AWARD OF RESTRICTED SHARES

Section 2.1 — Grant of Award

Subject to the terms and conditions of this Agreement, the Corporation irrevocably grants to the Employee              of its Common Shares (the “Restricted Shares”), subject to adjustment in accordance with the terms of the Plan and this Agreement.

Section 2.2 — Adjustments in Restricted Shares

The Board may make or provide for such adjustments in the number of Common Shares awarded hereunder as the Board in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of the Employee that otherwise would result from (x) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation, (y) any merger, consolidation, spin-off, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities or (z) any other corporate transaction or event having an effect similar to any of the foregoing.  In the event of any such transaction or event, the Board may provide in substitution for any or all outstanding awards under this Agreement such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced.

ARTICLE III

FORFEITURE RESTRICTIONS

Section 3.1 — Restricted Period

The “Restricted Period” is the period beginning on the Date of Grant of the Restricted Shares and ending on the third anniversary of the Date of Grant.

Section 3.2 — Forfeiture Restrictions

Except as otherwise provided herein, the Employee may not sell, assign, pledge, exchange, hypothecate or otherwise transfer, encumber or dispose of the Restricted Shares other than by transferring them to the Company or by will or by the laws of descent and distribution; provided, however, that the Employee may designate a Beneficiary to exercise the Employee’s rights and to receive the Restricted Shares upon the Employee’s death.  Except as otherwise provided in this Agreement, the Employee shall forfeit and surrender the Restricted Shares for no consideration upon the Employee’s Termination of Employment during the Restricted Period.  The foregoing prohibition against transfer and the obligation to forfeit and surrender the Restricted Shares upon Termination of Employment are herein referred to as the “Forfeiture Restrictions.”

Section 3.3 — Lapse of Forfeiture Restrictions — Change in Control

If a Change in Control occurs during the Restricted Period, the Forfeiture Restrictions shall  lapse as to all of the Restricted Shares as of the date of the Change in Control.

Section 3.4 — Lapse of Forfeiture Restrictions — Death, Disability or Retirement

If more than 180 days have elapsed since the Date of Grant and if, solely because of the Participant’s death, permanent and total disability (within the meaning of Section 22(c)(3) of the Code) or retirement at or after the attainment of (a) age 65, (b) age 55 with at least 10 Years of Service, or (c) 30 Years of Service, the Participant’s employment with the Corporation or a Subsidiary terminates before the end of the Restricted Period, the Forfeiture Restrictions shall lapse with respect to a prorated portion of the Restricted Shares.  The number of shares that the Participant (or the Beneficiary in the case of the Participant’s death) shall be entitled to receive shall be determined by multiplying the number of Restricted Shares by a fraction, the numerator of which is the number of days during the Restricted Period that the Participant was employed by the Corporation or a Subsidiary and the denominator of which is the total number of days in the Restricted Period.

Section 3.5 — Lapse of Forfeiture Restrictions — End of Restricted Period

                Subject to Section 3.3 of this Article III, the Forfeiture Restrictions shall lapse as to all of the Restricted Shares as of the end of the Restricted Period.

ARTICLE IV

RIGHTS

Section 4.1 — Certificate

                All certificates representing the Restricted Shares shall be held in custody by the Corporation until all Forfeiture Restrictions thereon shall have lapsed, together with a stock power or powers executed by the Employee, endorsed in blank and covering such Restricted Shares.

Section 4.2 — Transfer After Lapse of Restrictions

                To the extent the Forfeiture Restrictions have lapsed, the Restricted Shares shall thereafter be freely transferable by the Employee, provided that the Employee agrees for himself or herself and his or her heirs, legatees and legal representatives, with respect to all Common Shares acquired pursuant to the terms and conditions of this Agreement (or any Common Shares issued pursuant to a stock dividend or stock split thereon or any securities issued in lieu thereof or in substitution or exchange therefor), that the Corporation shall not be required to issue or deliver any certificate or certificates for Common Shares to satisfy the terms of this Agreement, and that he or she and his or her heirs, legatees and legal representatives will not sell or otherwise dispose of such Common Shares prior to fulfillment of all of the following conditions:

(a)                                  The admission of such shares to listing on all stock exchanges on which such class of stock is then listed; and

(b)                                 The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Board shall deem necessary or advisable; and

(c)                                  The obtaining of any approval or other clearance from any state or federal governmental agency which the Board shall determine to be necessary or advisable.

Section 4.3 — Voting Rights, Dividends and Other Distributions

                Following the Date of Grant and while the Restricted Shares are subject to the Forfeiture Restrictions of Article III:

(a)                                  The Employee shall be entitled to exercise full voting rights with respect to such Restricted Shares.

(b)                                 The Employee shall be entitled to receive any cash dividends (whether regular or otherwise), stock dividends and other distributions (whether paid in cash or securities) paid or made with respect to the Restricted Shares, provided, however, that any such dividends or distributions paid in stock shall be held in the custody of the Corporation and shall be subject to the same restrictions on transferability and forfeitability that apply to the corresponding Restricted Shares. Any cash dividends or distributions shall be paid to the Employee when cash dividends or distributions are paid to other holders of the Corporation’s Common Shares.  All stock dividends or distributions credited to the Employee shall be paid to the Employee with the Restricted Shares with respect to which such dividends or distributions were made.

(c)                                  Notwithstanding the foregoing, no dividends or distributions shall be payable to the Employee with respect to, and the Employee shall not have the right to vote the Restricted Shares with respect to, record dates occurring prior to the Date of Grant, or with respect to record dates occurring on or after the date, if any, on which the Employee has forfeited the Restricted Shares.

ARTICLE V

OTHER PROVISIONS

Section 5.1 — Withholding of Tax

                To the extent that the receipt of the Restricted Shares or dividends or the lapse of any Forfeiture Restrictions results in income to the Employee for any federal or state income tax purposes, no later than the date as of which such tax withholding is first required, the Employee shall pay to the Corporation (or other employer), or make arrangements satisfactory to the Corporation (or other employer) regarding the payment of, any federal or state income tax required to be withheld with respect to such amount. If the Employee fails to do so and the Employee makes an election under Section 83(b) of the Code, as amended, with respect to the Restricted Shares, then the Corporation (or other employer) is authorized to withhold from any cash remuneration then or thereafter payable to the Employee any tax required to be withheld by reason of such resulting compensation income. If the Employee fails to do so and the Employee does not make an election under Section 83(b) of the Code, as amended, with respect to the Restricted Shares, then the Corporation is authorized to satisfy the tax withholding obligations arising with respect to the Restricted Shares by withholding Common Shares (including Restricted Shares upon which the restrictions have lapsed but excluding Restricted Securities (as defined in the Plan)) having a fair market value equal to no more than the statutory total tax required to be withheld.

Section 5.2 — Powers of Corporation Not Affected

                The existence of this Agreement or the Restricted Shares herein granted shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation’s capital structure or its business, or any merger or consolidation of the Corporation, or any issuance of bonds, debentures, preferred, or prior preference stock ahead of or affecting the Common Shares or the rights thereof, or dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

Section 5.3 — Administration and Interpretation

The Board shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules.  All actions taken and all interpretations and determinations made by the Board in good faith shall be final and binding upon the Employee, the Corporation and all other interested persons.  No member of the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Restricted Shares.  As a condition of the granting of the Restricted Shares, the Employee agrees for himself or herself and his or her legal heirs, legatees or representatives, that any dispute or disagreement that may arise under or as a result of or pursuant to this Agreement shall be determined by the Board in its sole discretion, and any interpretation by the Board of the terms of this Agreement or the Plan shall be final, binding and conclusive.

Section 5.4 — No Guarantee of Employment

Nothing in this Agreement or in the Plan shall confer upon the Employee any right to continue in the employ of the Corporation or any Subsidiary, or shall interfere with or restrict in any way the rights of the Corporation and its Subsidiaries, which are hereby expressly reserved, to discharge the Employee at any time for any reason whatsoever, with or without cause.

Section 5.5 — Successors and Assigns

                This Agreement shall be binding upon, and inure to the benefit of, the Corporation, its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Corporation’s assets and business. This Agreement shall be binding upon, and inure to the benefit of the Employee, his or her legal heirs, legatees and representatives. Except for the designation of a Beneficiary as provided herein, this Agreement may not be assigned by the Employee, and any attempted assignment shall be null and void and of no legal effect.

Section 5.6 — Amendment or Modification

                Except as otherwise provided herein, no term or provision of this Agreement may be amended, modified or supplemented orally, but only by an instrument in writing signed by the parties.

Section 5.7 — Notices

Any notice to be given under the terms of this Agreement to the Corporation shall be addressed to the Corporation in care of its Secretary, and any notice to be given to the Employee shall be addressed to him at the address given beneath his signature hereto.  By a notice given pursuant to this Section 5.7, either party may hereafter designate a different address for notices to be given to him.  Any notice which is required to be given to the Employee shall, if the Employee is then deceased, be given to the Employee’s personal representative if such representative has previously informed the Corporation of his status and address by written notice under this Section 5.7.  Any notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 5.8 — Headings

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 5.9 — Construction

                This Agreement shall be administered, interpreted and enforced under the internal substantive laws of the State of Delaware.

Section 5.10 — No Fractional Shares

No fractional Common Shares or other securities shall be issued or delivered pursuant to this Agreement, and the Board in its sole discretion shall determine (except as otherwise provided in the Plan) whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Common Shares or other securities, or whether such fractional Common Shares or other securities or any rights thereto shall be canceled, terminated, or otherwise eliminated.

Section 5.11 — Conformity to Securities Laws

The Employee acknowledges that the Plan is intended to conform to the extent necessary with all applicable federal and state laws, rules and regulations, including provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3 under the Exchange Act. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Restricted Shares are awarded, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

WASHINGTON GROUP INTERNATIONAL, INC.

By:
Larry L. Myers
Senior Vice President — Human Resources

EMPLOYEE

Address:

Spousal Consent

The undersigned has read and is familiar with the preceding Agreement and the Plan and hereby consents and agrees to be bound by all the terms of the Agreement and the Plan.  Without limiting the foregoing, the undersigned specifically agrees that the Corporation may rely on any authorization, instruction or election made under the Agreement by the Employee alone and that all of his or her right, title or interest, if any, in the Common Shares purchased by the Employee under the Agreement, whether arising by operation of community property law, by property settlement or otherwise, shall be subject to all of such terms.

Printed Name

Exhibit A:  Copy of the Plan